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                              NETRO CORPORATION

                (Name of Registrant as Specified in its Charter)

                              C. ROBERT COATES
                              ----------------

     (Name of Person(s) Filing Proxy Statement if other than the Registrant)


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     3)     Filing Party: C. Robert Coates
     4)     Date Filed: May 09, 2002


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                ==============================================


May 8, 2002

Robert Schwartz
Marketing Communications Director
The Robert Coates Group
100 Field Drive, Suite 130
Lake Forest, IL 60045
Office: (800) 295-0841, x215
Cell: (847) 651-5216
Fax: (847) 296-0866
rschwartz@rcoates.com


C. ROBERT COATES SAYS NETRO'S CEO AND DIRECTORS LIED TO SHAREHOLDERS

FOR IMMEDIATE RELEASE

Lie [vb]: to create a false or misleading impression (Webster's Dictionary, 10th Edition, 2001)

C. Robert ("Bob") Coates announced today that the Chief Executive Officer and directors of Netro Corporation, a publicly traded designer and manufacturer of telecommunications equipment in San Jose, California, have lied to shareholders. Mr. Coates and his associate, David Kennedy, seek to replace two current members of Netro's board of directors at the company's annual meeting on May 21st.

"We believe they've lied on numerous occasions," said Coates. "Netro shareholders deserve to know the truth."

Responding to a press release issued by Netro on May 3rd, Coates cited a number of lies and misleading statements in the release:

      - Netro states that it reduced "development expenses by tens of millions of dollars" by eliminating "a large number of development projects including those that were conducted by Bungee." [Bungee was an Israeli R&D company.]

        Facts: Netro did not proactively eliminate Bungee projects in order to reduce development expenses; rather, these projects were necessarily halted after Bungee failed and Netro closed Bungee's doors. Netro therefore realized no return on the $7.2 million of its money that
        went toward Bungee operating expenses.   At the same time Netro was
        closing Bungee, it purchased Project Angel from AT&T Wireless, thus acquiring $17.6 million in in-process research and development costs.

        In addition to the $7.2 million loss in Bungee-related operating expenses, Netro also lost its initial investment in Bungee. While the Bungee website and various press releases pegged the initial investment at $7.5 million, Netro's 10Q for the quarter ending September 30, 2000 reveals a Bungee Communications, Inc. Preferred Stock Purchase Agreement indicating that Netro may have spent as much as $31.5 million for Bungee preferred stock [Exhibit 10.1: $31.5 million = Series A Closing + Series B Closing + Series C Closing].

        Despite the complete failure of Bungee, Netro appointed the company's founder, Shlomo Yariv, its Chief Operating Officer because it was "pleased with the performance of Mr. Yariv at Bungee."

      - Netro's press release tells its shareholders that "through our acquisition of the Angel assets from AT&T Wireless Services we have expanded our product reach."

        Facts: Netro neglects to mention that the acquisition significantly increases its operating costs; that the Angel product requires a major retrofit; that the retrofit may take months to complete, thus greatly reducing the return on the investment in Angel; and that they may not be able to offer the Angel product at a competitive market price.

      - Netro states that "the Angel product is the first and only non line of sight product to be deployed that offers broadband data and toll-quality voice services."

        Facts: In January 2002, Alvarion released their 3.5 GHz OFDM non line of sight product with voice-over-IP services. Other companies also claim to have non line of sight products. These companies include Wi-Lan, Flarion, BeamReach and IoSpan.

      - Netro states that they are "prudently managing our expenses."

        Fact: Netro's general and administrative expenses increased from $9.8 million in 2000 to $17 million in 2001.

      - Netro states that it "has retained its position as a leader in the broadband fixed wireless market."

        Fact: According to Dell'Oro and Sky, two major market research companies in the field of broadband fixed wireless technology, the truth is that: 1) Alcatel has the largest share of the overall market;
        2) in the sub-11 GHz field, Alvarion has a market share almost three times larger than its closest competitor (1Q01); and 3) Alvarion is the leader in the 3.5 GHz field with a 53% market share (2001).

      - Netro states that "over 80% of our revenues in the year 2000 were from a single large distributor, Lucent. In 2001, only 30% of sales were related to Lucent."

        The statement suggests that Netro diversified its customer base, but the truth is that Netro lost Lucent's business.

      - Netro states that shareholders should re-elect venture capitalist Tom Baruch to its Board, referring to his "extensive experience in helping technology companies . . . achieve their goals."

        Fact: Mr. Baruch sits on the Boards of more than 11 companies and is Chairman of the Board of three of these. Experts on the topic of corporate governance agree that directors of companies should restrict themselves to a much smaller number of Boards in order to give each one the time and attention it deserves.

      - Netro states: "We have not found any evidence that Mr. Coates or his associate have any experience in operating a technology company."

        Facts: Mr. Coates has overseen the operation of a technology company at the highest level, having served on the board of directors of Borland, a software company. Mr. Kennedy is currently the Chief Operating Officer of a technology company, Stuart Energy, a hydrogen solutions company. In addition, both men are advised by Mr. Wilhelm Ruiz, the managing director of The Robert Coates Group, who was a Principal at IBM and, previously, Director of Process Innovation Management at Ameritech.

      - Netro states that Mr. Coates served on Borland's board "for only six months before resigning in a dispute."

        Facts: Coates' term on the board was actually eight months, and there was no dispute at the time of his resignation.